UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 24, 2023 (November 22, 2023)

TARGET GLOBAL ACQUISITION I CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41135	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 10176 Governor’s Square 23 Lime Tree Bay Avenue, Grand Cayman KY1-1102, Cayman Islands	KY1-1102

(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): +1 345 814 5772

N/A
(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	TGAA	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	TGAAW	The Nasdaq Stock Market LLC
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	TGAAU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2023, Target Global Acquisition I Corp. (the “Company”) appointed Mr. Jeffrey James Clarke to the Company’s Board of Directors (the “Board”), effective November 22, 2023.

Mr. Clarke, age 62, has extensive public company experience, as well as information technology and technology enabled business model expertise derived from over 25 years in multi-industry executive and leadership roles. Mr. Clarke currently serves as Director of Mondee Holdings, Inc. (NASDAQ: MOND), as Director of Columbia Care Inc. (CSE: CCHW) and as as the Interim CEO of Doxim Inc. Prior to this, Mr. Clarke spent four years as member of the board of directors of FTD, LLC, and prior to that five years as chief executive officer of Eastman Kodak Company (NYSE: KODK), where he led the restructuring and divestiture of its high multiple packaging print division, substantially reducing Kodak’s debt. Mr. Clarke has also held numerous prominent roles within the technology industry, including chief executive officer, chairman and executive chair positions at Travelport Limited, a leading technology and distribution company in the travel industry. He has also served as chief operating officer for CA Software (NYSE: CA), executive vice president of global operations at Hewlett-Packard (NYSE: HPQ) and chief financial officer at Compaq Computer (NYSE: CPQ). Mr. Clarke is a former director at Docker, Inc., Autodesk, Inc. (NASDAQ: ADSK), Red Hat, Inc. (NYSE: RHT), Compuware Corporation (NASDAQ: CPWR), Orbitz Worldwide (NYSE: OWW) and UTStarcom, Inc. (NASDAQ: UTSI). He earned his MBA from Northeastern University and now serves as a Northeastern University Trustee. We believe Mr. Clarke’s broad experience makes him well-qualified to serve as a director on our Company’s Board.

The Board of the Company has affirmatively determined that Mr. Clarke meets the applicable standards for an independent director under both the applicable rules of the Nasdaq and Rule 10A-3 under the Securities Exchange Act of 1934.

In connection with this appointment, Mr. Clarke is expected to enter into an indemnity agreement with the Company that is substantially similar to the indemnity agreements entered into by the directors and officers of the Company at the time of the Company’s initial public offering.

There are no arrangements or understandings between Mr. Clarke and any other persons pursuant to which Mr. Clarke was selected as a director of the Company, and there are no transactions between Mr. Clarke or any of his related persons, on the one hand, and the Company, on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Target Global Acquisition I Corp.

By:	/s/ Shmuel Chafets
Name: Shmuel Chafets Title: Chief Executive Officer

Date: November 24, 2023